Exhibit 10.22.5.9.10

EXECUTION VERSION

NINTH AMENDMENT TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT AND LIMITED WAIVER

THIS NINTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND LIMITED WAIVER (the “Ninth Amendment” or this “Amendment”) is entered into as of July 22, 2016, among PRIMEENERGY CORPORATION, a Delaware corporation (“Borrower”), PRIMEENERGY MANAGEMENT CORPORATION, a New York corporation (“PrimeEnergy Management”), PRIME OPERATING COMPANY, a Texas corporation (“Prime Operating”), EASTERN OIL WELL SERVICE COMPANY, a West Virginia corporation (“Eastern Oil Well Service”), SOUTHWEST OILFIELD CONSTRUCTION COMPANY, an Oklahoma corporation (“Southwest Oilfield Construction”), E O W S MIDLAND COMPANY, a Texas corporation (“E O W S Midland”), PRIME OFFSHORE L.L.C., a Delaware limited liability company (“Prime Offshore”, and together with PrimeEnergy Management, Prime Operating, Eastern Oil Well Service, Southwest Oilfield Construction and E O W S Midland, collectively, the “Guarantors”, and each, a “Guarantor”), the Lenders party hereto, and COMPASS BANK, an Alabama banking association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

R E C I T A L S

A. Borrower, Guarantors, the financial institutions signing as Lenders and Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of July 30, 2010, as amended by (i) a First Amendment to Second Amended and Restated Credit Agreement and Limited Waiver dated as of September 30, 2010, (ii) that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of June 22, 2011, (iii) that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of December 8, 2011, (iv) that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of June 25, 2012, (v) that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated as of November 26, 2012, (vi) that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of June 28, 2013, (vii) that certain Seventh Amendment to Second Amended and Restated Credit Agreement dated as of June 26, 2014, and (viii) that certain Eighth Amendment to Second Amended and Restated Credit Agreement dated effective as of June 29, 2015 (collectively, the “Original Credit Agreement”).

B. The parties desire to amend the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (a) all references in the Loan Documents to the “Agreement” or the “Credit Agreement” shall mean the Original Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time, and (b) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:

“Effective Date” means the date when (a) those Lenders comprising the Required Lenders have executed this Amendment, and (b) the conditions set forth in Section 2 of this Amendment have been complied with to the satisfaction of the Administrative Agent, unless waived in writing by the Administrative Agent.

4823-3798-0468v.8 16621-388

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“Loan Parties” means, collectively, Borrower and each Guarantor, and “Loan Party” means any one of them, as applicable.

“Modification Papers” means this Amendment and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2. Conditions Precedent. The obligations, agreements and waivers of Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of Administrative Agent), unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

(a) Ninth Amendment to Second Amended and Restated Credit Agreement and Limited Waiver. This Amendment shall be in full force and effect.

(b) Security Documents. Administrative Agent shall have received Security Documents, in form and substance satisfactory to Administrative Agent, executed and delivered by the Loan Parties and encumbering substantially all of their personal property.

(c) Payment of Deficiency. Borrower shall have paid to the Administrative Agent, for the benefit of the Lenders, the amount of any Deficiency resulting from the reduction of the Borrowing Base set forth in Section 4.

(d) Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

3. Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be deemed to be amended as follows:

(a) The following definitions in Section 1.2 of the Original Credit Agreement shall be amended and restated to read in their entirety as follows:

“‘Applicable Margin’ shall mean, on any day and as to each LIBO Rate Loan or Base Rate Loan, as the case may be, outstanding under the Facility on such day the rate determined by reference to the following table:

Borrowing Base Utilization	Applicable Margin
	LIBO Rate Loans	Base Rate Loans
≥90%	3.50%	2.50%
≥75% but <90%	3.25%	2.25%
≥50% but <75%	3.00%	2.00%
≥25% but <50%	2.75%	1.75%
<25%	2.50%	1.50%

provided, however, during any period while there exists a Deficiency, the relevant rate above shall be increased by two percent (2.00%) and, during any period while the delivery of a required Reserve Report is delinquent, the Applicable Margin shall be that shown in the table above when Borrowing Base Utilization is greater than or equal to ninety percent (90%).

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‘Borrowing Request’ shall mean each written request, substantially in the form attached hereto as Exhibit II, by the Borrower to the Agent for a borrowing or conversion pursuant to Section 2.1 or Section 2.12, each of which shall:

(a) be signed by a Responsible Officer of the Borrower;

(b) specify the amount and type of the Loan requested or to be converted and the date of the borrowing or conversion (which shall be a Business Day);

(c) for each Loan request, specify the Consolidated Cash Balance (without regard to the requested Loan or any Late Receipts) and the pro forma Consolidated Cash Balance (after giving effect to the requested Loan and the use of proceeds thereof but not any Late Receipts);

(d) when requesting a Base Rate Loan, be delivered to the Agent no later than 11:00 a.m., Central Standard or Central Daylight Savings Time, as the case may be, on the Business Day preceding the requested borrowing or conversion; and

(e) when requesting a LIBO Rate Loan, be delivered to the Agent no later than 11:00 a.m., Central Standard or Central Daylight Savings Time, as the case may be, the third Business Day preceding the requested borrowing or conversion and designate the Interest Period requested with respect to such Loan.

“EBITDAX” shall mean, as of any date and for any period of determination thereof, Net Income for such period; plus, without duplication and to the extent deducted in the calculation of Net Income for such period, the sum of (a) income or franchise Taxes paid or accrued, (b) Interest Expense, (c) amortization, depletion and depreciation expense, and any non-cash, ceiling test writedowns, (d) exploration expenses and other similar non-cash charges and expenses, (e) any non-cash losses, charges or gains under Interest Rate Hedge Agreements or Commodity Hedge Agreements resulting from the requirements of ASC 815 or with respect to retirement obligations resulting from the requirements of ASC 410 for that period (provided that, for the avoidance of doubt, any losses or charges in respect of the termination of any Interest Rate Hedge Agreements or Commodity Hedge Agreements shall not be added to Net Income and gains will not be subtracted), (f) losses from sales or other dispositions of assets (other than hydrocarbons produced in the ordinary course of business) and other extraordinary or non-recurring losses, and (g) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); minus, to the extent included in the calculation of Net Income for such period, the sum of (i) any non-cash gains on any Interest Rate Hedge Agreements or Commodity Hedge Agreements resulting from the requirements of ASC 815 or with respect to retirement obligations resulting from the requirements of ASC 410 for such period, (ii) extraordinary or non-recurring gains attributable to such period, and (iii) gains from sales or other dispositions of assets (other than hydrocarbons produced in the ordinary course of business) attributable to such period.

‘LIBO Rate’ shall mean, for any Interest Period with respect to any Loan the interest on which is determined by reference to the LIBO Rate, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor to or substitute page for such

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service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period as the rate for Dollar deposits with a maturity comparable to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period; provided further that if the LIBO Rate shall be less than zero, such rate will be deemed to be zero for purposes of this Agreement. The determination and calculation of the LIBO Rate and each component thereof by the Agent shall be conclusive and binding, absent manifest error.

“Principal Office” shall mean the office of BBVA Compass in Houston, Texas located at 2200 Post Oak Blvd., Houston, Texas 77056, Attention: Energy Division, or such other office as the Agent may designate in writing to the Borrower and/or the Lenders from time to time, the wiring instructions to such currently designated office being as follows:

Compass Bank

ABA No. 113010547

Account No. 90173032

Reference: PrimeEnergy”

(b) Section 1.2 of the Original Credit Agreement shall be amended by adding the following definitions in alphabetical order:

“‘ASC’ shall mean the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

‘Consolidated Cash Balance’ shall mean, at any time, the aggregate amount of unrestricted cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case held by Borrower and its consolidated Subsidiaries, other than (a) any cash set aside to pay in the ordinary course of business amounts of the Borrower or any Subsidiary then due and owing to unaffiliated third parties and for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers in order to pay such amounts, and (b) cash and cash equivalents held in Excluded Accounts.

‘Consolidated Cash Balance Threshold’ shall mean $10,000,000.

‘Control Agreement’ shall mean a deposit account control agreement or securities account control agreement (or similar agreement), as applicable, in form and substance satisfactory to the Agent, executed by the Borrower or any of its Subsidiaries, as applicable, the Agent and the relevant financial institution party thereto. Such agreement shall provide (a) a first priority perfected Lien in favor of the Agent, for the benefit of the Lenders, in the Borrower’s or such Subsidiary’s, as applicable, deposit account and/or securities account and (b) that the Agent may exercise exclusive control upon an Event of Default.

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‘Controlled Account’ shall mean (a) a deposit account or securities account that is subject to a Control Agreement or (b) in the sole discretion of the Agent, a deposit account or securities account maintained with the Agent.

‘Excluded Account’ shall mean those accounts listed on Schedule 1.2(a), provided that in no event shall any operating account of the Borrower or any Subsidiary constitute an Excluded Account.

‘Excess Cash’ shall mean, at any time, the amount of the Consolidated Cash Balance (minus Late Receipts) in excess of the Consolidated Cash Balance Threshold.

‘Late Receipts’ shall mean, as of any date of determination on any Business Day, any funds received by the Borrower on such Business Day after 10:00 a.m., Houston time, from the sale of Property or otherwise to the extent such funds would cause the Consolidated Cash Balance to exceed the Consolidated Cash Balance Threshold at the end of such Business Day.

‘Ninth Amendment Effective Date’ shall mean July 22, 2016.

‘Test Period’ shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to this Agreement; provided, however, for purposes of the calculation of EBITDAX and Interest Expense (i) for the Test Period ending September 30, 2016, such amounts shall be annualized by taking the results of the fiscal quarter ending September 30, 2016, and multiplying them by four (4); (ii) for the Test Period ending December 31, 2016, such amounts shall be annualized by taking the results of the two (2) fiscal quarters ending December 31, 2016, and multiplying them by two (2); and (iii) for the Test Period ending March 31, 2017, such amounts shall be annualized by taking the results of the three (3) fiscal quarters ending March 31, 2017, and multiplying them by four (4) and dividing them by three (3).”

(c) Section 2.11 of the Original Credit Agreement shall be amended by adding thereto a new paragraph (c) which shall read in its entirety as follows:

“(c) If on any Business Day (i) there are any outstanding Loans or L/C Exposure and (ii) the Borrower has Excess Cash as of the close of business on such day, then the Borrower shall, on the next succeeding Business Day, (x) prepay the Loan Balance in an aggregate principal amount equal to the amount of such Excess Cash, and (y) if any Excess Cash remains after prepaying the Loan Balance and there is any L/C Exposure, pay to the Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral, in each case as provided in Section 2.11(a).”

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(d) Section 3.2 of the Original Credit Agreement shall be amended by (A) removing the word “and” at the end of clause (h) thereof, (B) deleting the period at the end of clause (i) thereof and replacing it with “; and” and (C) adding thereto a new clause (j) thereto which shall read in its entirety as follows:

“(j) at the time of and immediately after giving effect to the requested Loan (as certified by the Borrower in the applicable Borrowing Request), the Borrower and its Subsidiaries do not have any Excess Cash.”

(e) Section 3.3 of the Original Credit Agreement shall be amended by (A) removing the word “and” at the end of clause (h) thereof, (B) deleting the period at the end of clause (i) thereof and replacing it with “; and” and (C) adding thereto a new clause (j) thereto which shall read in its entirety as follows:

“(j) at the time of and immediately after giving effect to the requested issuance, renewal or extension of a Letter of Credit (as certified by the Borrower in the applicable request), the Borrower and its Subsidiaries do not have any Excess Cash.”

(f) Section 5.8 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“5.8 Minimum Commodity Hedge Agreements and Hedging Reports.

(a) Implement, with one or more Approved Counterparties, and maintain in effect Commodity Hedge Agreements covering, subject to the provisions of Section 6.1, no less than fifty percent (50%) of reasonably projected production of proved developed producing oil and gas reserves for the period beginning November 2016 and continuing through December 2018.

(b) At any time the Borrower or any Subsidiary has any Interest Rate Hedge Agreements or Commodity Hedge Agreements, deliver to the Agent, with the Financial Statements delivered pursuant to Section 5.2 and Section 5.3, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Agent, setting forth as of the last Business Day of such fiscal quarter a true and complete list of all Interest Rate Hedge Agreements or Commodity Hedge Agreements of the Borrower and its Subsidiaries (including any Commodity Hedge Agreement in place pursuant to the requirement of Section 5.8(a) above), the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net market-to-market value therefor, any credit support agreements relating thereto, any margin required or supplied under any credit support document and the counterparty to each such agreement.”

(g) Article V of the Original Credit Agreement shall be amended by adding a new Section 5.24 and a new Section 5.25 thereto to read in their entirety as follows:

“5.24 Consolidated Cash Balance Information. If there are any outstanding Loans or L/C Exposure, then (a) upon the request of the Administrative Agent (within one (1) Business Day of such request or such longer period as the Agent may agree in its sole discretion) or (b) on any Business Day on which the Borrower has any Excess Cash, provide to the Agent summary and balance statements for each deposit account, securities

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account, commodity account or other account in which any Consolidated Cash Balance is held or to which any Consolidated Cash Balance is credited, together with an officer’s certificate of the Borrower including the amount of Excess Cash on such day.

5.25 Control Agreements.

(a) For each deposit or security account that the Borrower or any of its Subsidiaries maintains as of the Ninth Amendment Effective Date, the Borrower will, by no later than 30 days after the Ninth Amendment Effective Date, either (i) cause such account to be subject to a Control Agreement, or (ii) close such account and transfer any funds therein to an account that otherwise meets the requirements of this Section 5.25(a). From and after the Ninth Amendment Effective Date, the Borrower shall not open, nor allow any of its Subsidiaries to open, any deposit or security account unless such deposit or security account is subject to a Control Agreement.

(b) The Borrower will, and will cause each of its Subsidiaries to, until the proceeds of any Loans are used or transferred in accordance with the Loan Documents, hold the proceeds of any Loans made under this Agreement in a deposit account and/or a securities account that is a Controlled Account.”

(h) Section 6.4 of the Original Credit Agreement shall be amended and restated to read in its entirety as follows:

“6.4 Sales of Assets. Sell, transfer or otherwise dispose of, in one or any series of transactions, any of its Property, whether now owned or hereafter acquired, or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to:

(a) the sale of hydrocarbons or inventory in the ordinary course of business, provided that no contract for the sale of hydrocarbons shall obligate the relevant Person to deliver hydrocarbons produced from any of its Oil and Gas Properties at some future date without receiving full payment therefor within 60 days of delivery,

(b) the sale or other disposition of Property destroyed, lost, worn out, damaged or having only salvage value or no longer used or useful in the business in which it is used;

(c) the sale, transfer or other disposition of Property from Subsidiaries of the Borrower to the Borrower;

(d) so long as no Default, Event of Default or Deficiency exists or results therefrom and the requirement below in this Section 6.4(d) as to use of the net proceeds thereof is complied with, sales or other dispositions of Oil and Gas Properties evaluated in establishing the Total Borrowing Base between redeterminations of the Total Borrowing Base as provided in Section 2.10 the aggregate loan value of which, as assigned thereto by the Agent in the most recent setting of the Total Borrowing Base in accordance with the provisions of Section 2.10, equals five percent (5%) or less of the amount of the then existing Total Borrowing Base; provided, however, if at any time the aggregate value of Oil and Gas Properties sold or disposed of in any period between scheduled

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redeterminations of the Total Borrowing Base exceeds five percent (5%) of the Total Borrowing Base then in effect, then the existing Total Borrowing Base shall be automatically reduced by an amount equal to the aggregate loan value of the relevant Oil and Gas Properties, and further provided, however, upon consummation of any such transaction, if a Deficiency exists or results therefrom, up to one-hundred percent (100%) of the proceeds of such sale or other disposition, net of usual and customary reasonable fees, expenses and taxes, shall be applied, as necessary and substantially contemporaneously with receipt thereof, to cure such Deficiency, notwithstanding any provisions of Section 2.11 to the contrary;

(e) other sales of equipment with gross sale proceeds not exceeding $5,000,000 in the aggregate in any fiscal year of the Borrower;

(f) sales of vehicles or equipment which is leased back as permitted pursuant to the provisions of the proviso in Section 6.5; and

(g) so long as no Default, Event of Default or Deficiency exists or results therefrom, sales of undeveloped acreage not evaluated in establishing the Total Borrowing Base.”

(i) Section 6.15 of the Original Credit Agreement shall be amended and restated to read in its entirety as follows:

“6.15 Total Indebtedness to EBITDAX Ratio. Permit the ratio, determined as of the end of each quarter of each fiscal year of the Borrower, commencing with that ending on September 30, 2016, of (a) Indebtedness of the Borrower and its consolidated Subsidiaries, on a consolidated basis, for borrowed money (exclusive, for the avoidance of doubt, of trade accounts payable and accrued liabilities, net unrealized losses or charges in respect of Commodity Hedge Agreements or Interest Rate Hedge Agreements and the undrawn, unexpired amount of all outstanding Letters of Credit, if such would otherwise be included) to (b) EBITDAX for the Test Period ending on such date to be more than 4.00 to 1.00.”

(j) Section 6.16 of the Original Credit Agreement shall be amended and restated to read in its entirety as follows:

“6.16 Interest Coverage Ratio. Permit the ratio, determined as of the end of each quarter of each fiscal year of the Borrower, commencing with that ending on September 30, 2016, of (a) EBITDAX for the Test Period ending on such date, to (b) cash Interest Expense, other than any cost arising from the extinguishment of any Indebtedness prior to the maturity of such Indebtedness, for the Test Period ending on such date to be less than 3.00 to 1.00.”

(k) The form of Borrowing Request attached as Exhibit II to the Original Credit Agreement shall be replaced with the form of Borrowing Request attached as Exhibit II of this Amendment.

(l) There shall be added to the Original Credit Agreement a new Schedule 1.2(a) in the form of Schedule 1.2(a) attached hereto.

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4. Borrowing Base Decrease. Effective as of the Effective Date, the Borrowing Base is hereby decreased from $95,000,000 to $80,000,000, and the Monthly Reduction Amount is hereby reaffirmed at $0. The foregoing adjustment of the Borrowing Base and reaffirmation of the Monthly Reduction Amount is the periodic determination of the Borrowing Base and the Monthly Reduction Amount under Section 2.10 of the Original Credit Agreement. The Borrowing Base, as adjusted, and the Monthly Reduction Amount, as reaffirmed, will remain in effect until next redetermined in accordance with the provisions of Section 2.10 of the Original Credit Agreement.

5. Limited Waiver of Certain Financial Covenants for Period Ending 6/30/16. The Borrower anticipates that it will fail to comply with the provisions of Sections 6.15 and 6.16 of the Original Credit Agreement (prior to giving effect to this Amendment) for the fiscal quarter ending June 30, 2016 (the “Specified Defaults”). Subject to the terms and conditions set forth in this Amendment and the Loan Parties’ execution of this Amendment, the Required Lenders hereby waive the Specified Defaults. The waiver granted herein is limited precisely as written and should not be deemed to be a waiver of or a consent to the modification of or deviation from any other term or condition of the Original Credit Agreement, as amended hereby, or to prejudice any right or rights which Administrative Agent and/or the Lenders may now have or may have in the future under or in connection with the Original Credit Agreement, as amended hereby.

6. Certain Representations.

(a) Each Loan Party represents and warrants that, as of the Effective Date: (i) it has full power and authority to execute the Modification Papers to which it is a party and such Modification Papers constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (ii) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by each Loan Party thereof. In addition, each Loan Party represents that after giving effect to this Amendment all representations and warranties contained in the Original Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, requalified by reference to materiality shall be true and correct without regard to such materialty standard) on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (or true and correct without regard to such materiality standard, as applicable) as of such earlier date.

(b) In addition, each Loan Party represents and warrants that as of the Effective Date, there are no claims or offsets or defenses or counterclaims to its obligations under the Loan Documents, and in accordance therewith each Loan Party:

(i) waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising under the Loan Documents prior to the Effective Date; and

(ii) releases and discharges Administrative Agent and Lenders and their officers, directors, employees, agents, shareholders, affiliates and attorneys (the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or

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unsuspected, in law or equity, which it ever had, now has or claims to have or may have against any Released Party arising prior to the Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby, except those resulting from the gross negligence or willful misconduct of the Released Party.

7. No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

8. Acknowledgments and Agreements. Each Loan Party acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and each Loan Party waives any defense, offset, counterclaim or recoupment with respect thereto. Each Loan Party, Administrative Agent and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended hereby, and acknowledge and agree that the Original Credit Agreement, as amended hereby, is and remains in full force and effect. Each Loan Party acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement, as amended hereby, and under the other Loan Documents are not impaired in any respect by this Amendment. Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Original Credit Agreement.

9. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights that Administrative Agent now has or may have in the future under or in connection with the Original Credit Agreement and the other Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes. The failure of Administrative Agent and Lenders to exercise available rights and remedies is not intended (i) to operate as a waiver of rights and remedies except as herein provided, and (ii) to indicate any agreement on the part of Administrative Agent and Lenders to waive their rights and remedies in the future. Administrative Agent and Lenders are not obligated in any way with respect to future dealings between them and the Loan Parties, except as are set forth in the presently existing Loan Documents.

10. Confirmation of Security. Each Loan Party hereby confirms and agrees that all of the Security Documents that presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Original Credit Agreement as modified by this Amendment.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

12. Incorporation of Certain Provisions by Reference. The provisions of Section 9.12 of the Original Credit Agreement captioned “Governing Law” and Section 9.13 of the Original Credit Agreement captioned “Waiver of Jury Trial” are incorporated herein by reference for all purposes.

13. Entirety, Etc. This Amendment and the other Modification Papers and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

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CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER:

PRIMEENERGY CORPORATION

By:
Beverly A. Cummings
Executive Vice President, Treasurer
and Chief Financial Officer

GUARANTORS:

PRIMEENERGY MANAGEMENT CORPORATION

By:
Beverly A. Cummings
Executive Vice President and Treasurer

PRIME OPERATING COMPANY

By:
Beverly A. Cummings
Executive Vice President and Treasurer

EASTERN OIL WELL SERVICE COMPANY

By:
Beverly A. Cummings
Executive Vice President and Treasurer

(Signatures continue on following pages)

NINTH AMENDMENT – Signature Page – S-1

SOUTHWEST OILFIELD CONSTRUCTION COMPANY

By:
Beverly A. Cummings
Executive Vice President and Treasurer

E O W S MIDLAND COMPANY

By:
Beverly A. Cummings
Executive Vice President and Treasurer

PRIME OFFSHORE L.L.C.

By:
Beverly A. Cummings
Executive Vice President and
Chief Executive Officer

(Signatures continue on following pages)

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ADMINISTRATIVE AGENT:

COMPASS BANK, as Administrative Agent

By:
Kathleen J. Bowen
Managing Director

LENDER:

COMPASS BANK

By:
Kathleen J. Bowen
Managing Director

(Signatures continue on following pages)

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LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

(Signatures continue on following pages)

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LENDER:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

(Signatures continue on following pages)

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LENDER:

CITIBANK, N.A.

By:
Name:
Title:

(Signatures continue on following page)

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LENDER:

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

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EXHIBIT II

[FORM OF BORROWING REQUEST]

[Date]

Compass Bank, as Agent

2200 Post Oak Blvd.

Houston, Texas 77056

Attention: Energy Division

Re:	Second Amended and Restated Credit Agreement dated effective July 30, 2010 by and among PrimeEnergy Corporation, certain other parties, Compass Bank, an Alabama banking association, as Agent, and the lenders signatory thereto or bound thereby from time to time (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Pursuant to the Credit Agreement, the undersigned hereby makes the requests indicated below:

1.	Loans

(a) Amount of new Loan: $

(b) Requested funding date:                     , 20

(c) $             of such Loan is to be a Base Rate Loan; and

$             of such Loan is to be a LIBO Rate Loan.

(d) Requested Interest Period for LIBO Rate Loan:          months.

(e) Consolidated Cash Balance as of the date hereof (prior to giving effect to the requested Loan and without regard to any Late Receipts): $

(f) Pro forma total Consolidated Cash Balance (after giving effect to the requested Loan but not any Late Receipts): $            .

2.	Continuation or conversion of LIBO Rate Loan maturing on :

(a) Amount to be continued as a LIBO Rate Loan is $            , with an Interest Period of                      months; and

(b) Amount to be converted to a Base Rate Loan is $            .

3.	Conversion of Base Rate Loan:

(a) Requested conversion date:                     , 20    .

(b) Amount to be converted to a LIBO Rate Loan is $            , with an Interest Period of                      months.

EXHIBIT II – Page 1

CERTIFICATION

The undersigned individual certifies that [s]he is the                     of the Borrower, has obtained all consents necessary, and as such [s]he is authorized to execute this request on behalf of the Borrower. The undersigned individual further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement and that, to the best knowledge of such undersigned individual, there exists as of the date hereof neither a Default nor an Event of Default under the Credit Agreement.

Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

Very truly yours,

of PrimeEnergy Corporation

EXHIBIT II – Page 2

Schedule 1.2(a)

EXCLUDED ACCOUNTS

Designation (Account Name)	Account Number	Financial Institution
PEMC – PS	6702543302	Compass Bank
PrimeEnergy Corporation	000000838723286	JP Morgan Chase Bank NA
Prime Operating Company	3802548606	Compass Bank
Cash Management Suspense

Schedule 1.2(a) – Page Solo